FOR IMMEDIATE RELEASE
CONTACT

Jim Ankner
Take-Two Interactive Software, Inc.
(646) 536-3006
james.ankner@take2games.com

Take-Two Interactive Software, Inc. Announces Resignation of Chief Financial Officer

Company Names Interim Chief

New York, NY - April 9, 2007 - Take-Two Interactive Software, Inc. (NASDAQ: TTWO) today announced the resignation of Karl Winters, Chief Financial Officer, effective immediately. Lainie Goldstein, who currently serves as the Company’s Senior Vice President of Finance, has been named interim Chief Financial Officer until a permanent replacement is named. The Company is working with Mr. Winters to ensure an orderly and effective transition.

Ms. Goldstein is a CPA with over 15 years of financial and business experience in the software, entertainment, retail and apparel industries, including more than 8 years overseeing the finance function of publicly traded companies. She joined Take-Two in November 2003 after seven years with Nautica Enterprises, where she served as Vice President, Finance and Business Development. Ms. Goldstein also held positions in the audit and reorganization departments at Grant Thornton and received her BS in Accounting from The American University in Washington, D.C.

“Karl oversaw finance at Take-Two during challenging times for the Company,” said Ben Feder, Take-Two’s Chief Executive Officer. “We thank Karl for his years of service to Take-Two. He was instrumental in assembling a highly competent financial team that will serve us well in the future. We appreciate Karl’s hard work and his continued support during the transition.”

Mr. Feder added, “We have been welcomed by the extremely talented and hard working Take-Two corporate staff. We are impressed with Lainie and are confident that her financial acumen and knowledge of Take-Two’s business will greatly assist us during this transition. I look forward to working closely with Lainie as we continue to address Take-Two’s challenges aggressively and swiftly so that employees can focus on building the Company’s bright future.”

A search for a permanent Chief Financial Officer is underway.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a global developer, marketer, distributor and publisher of interactive entertainment software games for the PC, PlayStation® game console, PlayStation®2 and PLAYSTATION®3 computer entertainment systems, PSP® (PlayStation®Portable) system, Xbox® and Xbox 360™ video game and entertainment systems from Microsoft, Wii™, Nintendo GameCube™, Nintendo DS™ and Game Boy® Advance. The Company publishes and develops products through its wholly owned labels Rockstar Games, 2K and 2K Sports, and Global Star Software; and distributes software, hardware and accessories in North America through its Jack of All Games subsidiary. Take-Two's common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The Company has no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements based on a variety of factors. These risks and uncertainties include the matters relating to the Special Committee’s investigation of the Company's stock option grants and the restatement of our consolidated financial statements as well as the risks and uncertainties stated in this release. The investigation and conclusions of the Special Committee may result in claims and proceedings relating to such matters, including previously disclosed stockholder and derivative litigation and actions by the Securities and Exchange Commission and/or other governmental agencies and negative tax or other implications for the Company resulting from any accounting adjustments or other factors. In addition, there can be no assurance that the actions taken or to be taken by the Company as described herein will ensure the continued listing of the Company’s common stock on NASDAQ. Other important factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2006 in the section entitled "Risk Factors".

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